UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2012

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

45 Fitzwilliam Square, Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation Arrangements

On July 27, 2012, the Board of Directors (the “Board”) of Jazz Pharmaceuticals Public Limited Company (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the grant of stock options and restricted stock units (“RSUs”) under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) to the Company’s Chairman and Chief Executive Officer. On that same date, the Compensation Committee also approved the grant of stock options and restricted stock units under the 2011 Plan to the Company’s other named executive officers (as defined under applicable securities laws). The number of the Company’s ordinary shares underlying the grants, which grants will be made effective on the first day of the Company’s next open stock trading window (the “Grant Date”), for each named executive officer (including the Chief Executive Officer) is set forth in the table below:

Named Executive Officer	Number of Ordinary Shares underlying Options to be Granted	Number of Ordinary Shares underlying Restricted Stock Units to be Granted
Bruce C. Cozadd Chairman and Chief Executive Officer	200,000	100,000
Kathryn E. Falberg Executive Vice President and Chief Financial Officer	70,000	35,000
Russell J. Cox Executive Vice President and Chief Commercial Officer	70,000	35,000
Karen J. Wilson Vice President, Finance and Principal Accounting Officer	30,000	15,000

The stock options to be granted will have an exercise price equal to the fair market value of the Company’s ordinary shares on the Grant Date, as determined in accordance with the terms of the 2011 Plan, and will have a term of 10 years. The ordinary shares subject to the options will vest over four years subject to continued service, with 25% of the ordinary shares subject to the options vesting one year after the Grant Date and the remainder vesting in 36 equal monthly installments thereafter. As a general matter, the vested portion of the stock options to be granted will expire three months after each named executive officer’s last day of service, subject to extension upon certain termination situations such as death or disability and subject to earlier expiration in the event such named executive officer’s service terminates for cause. The RSUs to be granted will vest annually over four years from the Grant Date, subject to continued service.

Pursuant to the standard forms of option award agreement and RSU award agreement adopted by the Board under the 2011 Plan, respectively, in the event the holder’s service relationship with the Company or a successor entity is terminated, actually without cause or constructively, within 12 months following, or one month prior to, the effective date of certain specified change in control transactions, both the vesting and exercisability of the options and the vesting of the RSUs will accelerate in full. In addition, the above named executive officers are participants in the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Plan”) which also provides for the full acceleration of the vesting and exercisability of outstanding stock options and other equity awards held by each such named executive officer in the event such named executive officers’ employment terminates actually without cause or constructively within 12 months following certain specified change in control transactions.

The foregoing is only a brief description of the material terms of the stock options and RSUs to be granted to the above named executive officers, does not purport to be complete, and is qualified in its entirety by reference to (i) the 2011 Plan, previously filed as Exhibit 99.1 to the Company’s registration statement on Form S-8 (File No. 333-179075) filed on January 18, 2012, (ii) the related form of option grant notice and form of stock option agreement previously filed as Exhibit 10.40 to the annual report on Form 10-K (File No. 001-33500) filed on behalf of and as successor to Jazz Pharmaceuticals, Inc. on February 28, 2012 (the “Form 10-K”), and (iii) the related form of restricted stock unit grant notice and form of restricted stock unit award agreement previously filed as Exhibit 10.42 to the Form 10-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 27, 2012, the Company held its 2012 annual general meeting of shareholders (the “Annual Meeting”) at the Four Seasons Hotel located at Simmonscourt Road, 4 Dublin, Ireland. At the Annual Meeting, the Company’s shareholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A and filed with the SEC on June 14, 2012 (the “Proxy Statement”). The results of the matters presented at the Annual Meeting, based on the presence in person or by proxy of holders of 51,766,909 ordinary shares of the 56,900,979 ordinary shares entitled to vote, are described below.

Proposal 1

Proposal 1 was to elect each of Kenneth W. O’Keefe and Catherine A. Sohn, Pharm.D. to a three-year term as Class I directors of the Company expiring at the Company’s 2015 annual general meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. As previously reported on the Company’s Current Report on Form 8-K filed on July 23, 2012, Alan M. Sebulsky resigned from the board of directors of the Company (the “Board”) effective on July 20, 2012 and did not stand for re-election as a Class I director at the Annual Meeting. As such, the Company’s shareholders only voted on the nomination of Mr. O’Keefe and Dr. Sohn at the Annual Meeting. Mr. O’Keefe and Dr. Sohn were elected as follows:

	For	Against	Abstain	Broker Non-Vote
Kenneth W. O’Keefe	44,218,613	112,725	239,859	7,195,712
Catherine A. Sohn, Pharm.D.	44,254,012	73,325	243,860	7,195,712

Biographical information for Mr. O’Keefe and Dr. Sohn, including their respective age as of July 27, 2012, is included below:

Kenneth W. O’Keefe, age 45, has served as a member of the Company’s board of directors since the Azur Pharma merger and was a director of Jazz Pharmaceuticals, Inc. from 2004 until the Azur Pharma merger. Since 1997, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago. As a member of Beecken Petty O’Keefe, Mr. O’Keefe brings to the Company’s board of directors significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the healthcare industry. As Chair of the Company’s audit committee and the chair of the audit committee of Jazz Pharmaceuticals, Inc.’s board of directors for several years, Mr. O’Keefe has detailed knowledge of the Company’s financial position and financial statements.

Catherine A. Sohn, Pharm.D., age 59, is the founder of Sohn Health Strategies and since 2010, has consulted to pharmaceutical, biotechnology, medical device, and consumer healthcare companies in the areas of business strategy, business development and strategic product development. From 1982 to 2010, she was with GlaxoSmithKline plc (and with SmithKline Beecham plc before its merger with GlaxoWellcome plc), where she served most recently as Senior Vice President, Worldwide Business Development and Strategic Alliances in the GSK Consumer Healthcare division, and before that, she held a series of positions in Medical Affairs, Pharmaceutical Business Development, U.S. Product Marketing, and global strategic product development in the pharmaceutical division. Dr. Sohn started her career as Assistant Professor of Clinical Pharmacy at the University of the Sciences in Philadelphia, where she currently holds the position of Dean’s Professor. She received a Pharm.D. from the University of California, San Francisco, School of Pharmacy. She also received a Certificate of Professional Development from The Wharton School at the University of Pennsylvania. Dr. Sohn brings to the Company’s board of directors almost three decades of product development and business development experience in the pharmaceutical industry and a global perspective that is directly relevant to the Company.

Proposal 2

Proposal 2 was to approve the appointment of KPMG as the independent auditors of the Company for the fiscal year ending December 31, 2012 and to authorize the audit committee of the board of directors to determine the auditors’ remuneration. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Vote
51,672,203	53,548	41,158	0

Proposal 3

Proposal 3 was to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Vote
43,525,000	1,033,166	13,031	7,195,712

Proposal 4

Proposal 4 was to indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers. “1 Year” was indicated as the preferred frequency. The voting result for this proposal was as follows:

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
18,768,698	206,324	25,583,426	12,749	7,195,712

Based on the voting results on Proposal 4 and its consideration of the appropriate voting frequency for the Company at this time, the Board resolved on July 27, 2012 that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.

Item 8.01.	Other Information.

As previously reported in the Company’s Current Report on Form 8-K filed on July 23, 2012, as a result of Alan M. Sebulsky’s resignation from the Board, the Company received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) on July 23, 2012 specifying that the Company no longer complies with NASDAQ’s audit committee composition requirements as set forth in NASDAQ Listing Rule 5605(c)(2) (the “Rule”), requiring the audit committee of the Board (the “Audit Committee”) to consist of at least three independent members of the Board. On July 27, 2012, the Board appointed Paul

L. Berns, a current director of the Company, to serve as the third independent member of the Audit Committee. On July 30, 2012, the Company received a letter from NASDAQ noting that, with the appointment of Mr. Berns to the Audit Committee, NASDAQ has determined that the Company has regained compliance with the Rule and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ SUZANNE SAWOCHKA HOOPER
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: August 1, 2012